English Translation for Reference Purpose Only

Exhibit 10.5

Sales Contract

Contract NO: YGX0609050001

Signing date: 5 September 2006

Sign Place: Jiashan Zhejiang

The Buyer: JingAo Solar Co., Ltd

Address: JingLong Industrial Park, JingLong Street, NingJin Country, Hebei Province ,China

Tel: +86-319-5806685	Fax: +86-319-5800754

The Seller: ReneSola Ltd. (Zhengjiang Yuhui Solar Energy Source Co. Ltd.)

Address: Industrial park, Yaozhuang Town, Jiashan County, Zhejiang Province, China

Tel: +86-573-4773390	Fax: +86-573-4773063

The buyer and seller signed three years contract subject to the agreement as below:

1. Commodity & Description:

Name of products	Specifications	Quantity	Unit Price	Total Amount
Solar wafer

1. Type: P

2. Dimension:125+/-0.5mm

3. Diagonal:150+/-0.5mm

4. Thickness:200+/-20µm

5. Resistivity:

6. Lifetime:≥10µs

7. Saw mark:<15µm

8. Dopant: Boron

9.Oxygen≤1×10[18]atoms/cm3

10.Carbon≤5×10[16]atoms/cm3

11.Square sides angle: 90°

12.Crystal orientation: 100±1.0°

13.: TTV ≤30µm

		300 thousand pieces per month delivered from May 2007 to December 2007, delivery amount of each month in the year 2008 and 2009 is increased on the basis of that.	RMB51.00/PCS in 2007. In the year of 2008 and 2009, the unit price will be decided by both parties by the end of 2007 and 2008.	Before the end of 2007, the buyer shall pay RMB107,100,000.00 (Say One Hundred and Seven Million and One Hundred Thousand Only)to the seller. The amount of payment in 2008 and 2009 shall be paid after the confirmation of price and quantity by both parties.

2. The specifications of technical requirement: Execute according to the contract above.

3. Shipment: Delivery in the seller’s factory, and the buyer will be in charge of transportation and freight.

4. Packing: Packing should be suitable for the long-distance carriage of the solar wafers.

5. Inspection and Discrepancy: If the buyers have any defect found after the inspection of arrival goods, claim and defective goods should be sent back to the sellers within one month. After receipt of the defects, the sellers should replace such defective goods by the bran-new ones within 15 days.

English Translation for Reference Purpose Only

6. Payment terms: Since the sign of the contract, the buyers shall prepay the 30% of the total amount of payment in 2007, namely RMB32,130,000.00, say RMB Thirty Two Million and One Hundred Thirty Thousand Only before January 31st,2007, and in case buyers delay the payment, this contract will be cancelled The prepayment shall be distributed evenly on the unit price to offset the payment of goods, and the remaining payment of goods will be paid within 1 week by the buyers according to the actual information of delivery. Negotiation of the unit price in the year of 2008 and 2009 will be decided by the both parties and executed the same fulfillment

7. Validity: Validity is from the sign of contract to the complete of performance.

8. Breach of contract: (1) In case of delayed payment beyond 7 working days, the buyers shall pay the 1‰ of total payment goods in that month as the penalty for every delayed week. The total penalty shall not, however, exceed 1% of total value of goods in that month. (2)In case of delayed delivery of goods beyond 7 working days, the sellers shall pay the 1‰ of total payment of goods in that month as the penalty for every delayed week, The total penalty shall not, however, exceed 1% of total value of goods in that month.

9. All disputes arising in the performance of this contract shall be settled by the friendly negotiation of each side; in case no settlement can be reached, the disputes shall be then submitted to the Localf Arbitration Commission in China.

10. Others: This contract is in duplicate and comes into force only after it is signed or sealed by the each party concerned, and each party keeps one. The photocopy of the contract can be considered valid.

Duly Signed on behalf of:

JingAo Solar Co., Ltd

ReneSola Ltd. (Zhejiang Yuhui Solar Energy Source Co., Ltd.)

The Buyer:

JingAo Solar Co., Ltd

Address: JingLong Industrial Park, JingLong Street, NingJin Country, Hebei Province, China

Tel: +86-319-5806685	Fax: +86-319-5800754

Signature	/s/ Yang Huaijin

Date	September 15, 2006

The Seller:

ReneSola Ltd. (Zhejiang Yuhui Solar Energy Source Co., Ltd.)

Address: Industrial park Yaozhuang Town Jiashan County Zhejiang Province China

Tel: +86-573-4773390

Fax: +86-573-4773063

Signature	/s/ Li Xianshou

Date	September 15, 2006

English Translation for Reference Purpose Only

Additional Agreement

Party A:	Renesola Ltd. (Zhejiang Yuhui Solar Energy Source Co., Ltd.)

Party B:	JingAo Solar Co., Ltd.

This additional agreement is set up for some adjustment against to the contract No. YGX0609050001 which was signed on 5th Sep. 2006 between both parties:

1.	Former item No. 1 for quantity “300 thousand pieces per month delivered from May 2007 to December 2007, delivery amount of each month in the year 2008 and 2009 is increased on the basis of that.” revised to “300 thousand pieces per month delivered from June 2007 to December 2007, delivery amount of each month in the year 2008 and 2009 is increased on the basis of that.”

2.	On top of that, the else is the same as before (including price, lead time, total amount, deposit, etc.)

JingAo Solar Co., Ltd.

Address: Jinglong Industrial Park, Jinglong Street, Ningjin County, Hebei Province, China

Tel: +86-319-5801108	Fax: +86-319-5800754

Signature:	/s/ Yang Huaijin

Date:	September 5, 2006

The Seller:

ReneSola Ltd. (Zhejiang Yuhui Solar Energy Source Co., Ltd.)

Address: Industrial park Yaozhuang Town Jiashan County Zhejiang Province China

Tel: +86-593-4773390

Fax: +86-593-4773063

Signature:	/s/ Li Xianshou

Date:	September 5, 2006

English Translation for Reference Purpose Only

Sales Contract

Contract NO: YGX0708100001

Signing date: 10 August 2007

Signing place: Jiashan Zhejiang

The Buyer: JingAo Solar Co., Ltd

The Seller: ReneSola Ltd. (Zhengjiang Yuhui Solar Energy Source Co. Ltd.)

The buyer and seller entered into this three-year contract subject to the terms and conditions as below:

1. Commodity & Description:

Name of products	Specifications	Year	Quantity	Unit Price	Total Amount
6—inch solar mono-crystalline	1. Type: P 2. Growth mode: CZ 3. Crystal orientation: 100+/-1.5º 4. Dimension:125+/-0.5mm 5. Diagonal:165+/-0.5mm 6. Thickness:200+/-20µm 7. Resistivity: 8. Lifetime: ≥ 10µs	2008	8.4 million pieces/year	RMB48.00/piece	RMB40.320 million
	9. Kerf:<15µm 10. Incision: Multi–lines 11. Precision<3000 pcs/cm3 12. TTV≤30µm 13. Squareness: 90º +/-1 º 14. oxygen≤1×10[18]atoms/cm3 15.Carbon≤1×10[17]atoms/cm3	2009	8.4 million pieces/year	TBD	TBD
	16. Clean surface without sticky taint or extraordinary dot. 17. edge collapse no larger than 1 X 0.5mm, and no more than two collapses apiece 18. No hole, crack, contamination or obvious fingerprint	2010	8.4 million pieces/year	TBD	TBD

	Total	Three years	25.2 million pieces	403,200,000 for year 2008; year 2009 and 2010 to be determined

English Translation for Reference Purpose Only

2. The specifications of technical requirement: Execute according to the contract above.

3. Shipment: Delivery in the seller’s factory, and the buyer will be in charge of transportation and freight.

4. Packing: Packing should be suitable for the long-distance carriage of the solar wafers.

5. Inspection and Discrepancy: If the buyers have any defect found after the inspection of arrival goods, claim and defective goods should be sent back to the sellers within ten days. After receipt of the defects, the sellers should replace such defective goods by the bran-new ones. Any goods whose specifications are deviated within the range of 0.1% shall considered normal and not be replaced.

6. Means and period of settlement: After execution of the contract, the buyers shall prepay the 25% of the total amount of payment in 2008, namely RMB100,800,000.00, say RMB One Hundred Million and Eighty Hundred Thousand Only as deposit before December 25th, 2007. The Deposit shall be made in two equal installments before September 25th, 2007 and December 25th, 2007, respectively. Any delay in such prepayment shall cause termination of the contract. The deposit shall be distributed evenly on the unit price to offset the purchase price. The remaining 75% purchase price shall be paid within one week upon receipt of Goods Delivery Notice from the Seller by the Buyer.

7. Payment terms: (1) The parties will renegotiate the price on each of the May 30th and November 30th on and from 2008. The parties agree to renegotiate price if such price is more than 5% different from the prevailing market price on average, provided that the Seller shall give 3% discount to the Buyer in consideration of the long-term cooperation between the parties. (2) The Buyer shall make payment based on renegotiated unit price, if any, and all prepayments shall be settled within the current year. (3) The unit price applicable in 2009 and 2010 shall be determined no later than December 2008 and 2009, respectively, and the deposit in the amount of 25% of the total purchase price for the following year shall be paid by the end of the current year, i.e., the deposit for 2009 and 2010 shall be paid by the end of 2008 and 2009, respectively.

8. Validity: Validity is from the sign of contract to the complete of performance.

English Translation for Reference Purpose Only

9. Breach of contract: (1) In case of delayed payment beyond 7 working days, the buyers shall pay the 1‰ of total payment goods in that month as the penalty for every delayed week. The total penalty shall not, however, exceed 1% of total value of goods in that month. (2)In case of delayed delivery of goods beyond 7 working days, the sellers shall pay the 1‰ of total payment of goods in that month as the penalty for every delayed week, The total penalty shall not, however, exceed 1% of total value of goods in that month.

10. Assignment: All or any part of the rights and obligations hereof may not be transferred without written consent of the non-transferring party.

11. Confidentiality: Neither party nor any of its employees, agents, representatives or advisors may disclose any terms and conditions herein without the consent of the other party, otherwise the breaching party shall be liable for double damages for any loss so incurred by the other party.

12. Force majeure: Non-performance of the contract due to force majeure shall be notified by the affected party to the other party within 7 days of such occurrence and a evidence thereof certified by relevant authority shall be provided within 15 days upon the lapse of such event. Obligations provided hereunder may be all or partially relieved based on the scale of the force majeure.

13. Neither party nor any of its employees may give or accept, directly or indirectly, any monetary gift, valuable goods, or negotiable securities to or from the other party, or take any other means to provide improper benefits. Conduct of any transaction similar to those provided herein by any employee of either party in the name of such party or himself shall be deemed prejudicial to the interest of the other party, and the party having such employee shall be liable for double damages for any loss so incurred by the other party in addition to a liquidated damages in the amount of 20% of the total purchase price (but no more than RMB 1 million).

14. No fraud

If any party defraud the other party or the end-customer by knowingly providing false registrations, qualifications, or any other information or withholding any facts or truth, the defrauding party shall be liable for a liquidated damage of in the amount of 20% of the total purchase price (but no more than RMB 1 million). This provision shall not be prejudicial to any breach liability incurred by any party hereunder.

15. All disputes arising in the performance of this contract shall be settled by the friendly negotiation of each side; in case no settlement can be reached, the disputes shall be then submitted to the people’s court of first instance with jurisdiction. Any and all expenses and costs in connection with such proceedings shall be borne by the losing party.

16. Effectiveness and miscellaneous:

16.1 This contract shall be effective upon signature by both parties. Any amendment to the print copy of the contact shall be confirmed with signature and affixture of seals.

16.2 This contract is in duplicate and comes into force only after it is signed or sealed by the each party concerned, and each party keeps one. The photocopy of the contract can be considered valid.

16.3 The matter unaddressed herein, if any, shall be provided in additional agreement through negotiations by the parties. Such additional agreement shall have the same effect with this contract.

English Translation for Reference Purpose Only

The Buyer:

JingAo Solar Co., Ltd

Address: JingLong Industrial Park, JingLong Street, NingJin Country, Hebei Province, China

Tel: +86-319-5806685    Fax: +86-319-5800754

By:	/s/ Yang Huaijin

The Seller:

ReneSola Ltd. (Zhejiang Yuhui Solar Energy Source Co., Ltd.)

Address: Industrial park Yaozhuang Town Jiashan County Zhejiang Province China

Tel: +86-573-4773390

Fax: +86-573-4773063

By:	/s/Li Xianshou